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                                                                   Exhibit 10.18

                                                                  EXECUTION COPY


                         AGREEMENT OF SALE AND PURCHASE


        THIS AGREEMENT OF SALE AND PURCHASE (this "AGREEMENT") made this 28th day of December, 1999 by and between MACK-CALI REALTY, L.P., a Delaware limited partnership having an address at c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 ("SELLER") and PARSIPPANY OFFICE ASSOCIATES L.L.C., a New Jersey limited liability company having an address at c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 ("PURCHASER").

        In consideration of the mutual promises, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:


                                    ARTICLE I
                                   DEFINITIONS


               SECTION 1.1 DEFINITIONS. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:

        "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise; PROVIDED (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person; PROVIDED, FURTHER, that Purchaser and the Companies shall not be deemed to be an Affiliate of Seller or Seller's Affiliates immediately following the Closing.

        "ASSIGNMENT" has the meaning ascribed to such term in Section 10.3(a), in the form attached hereto as EXHIBIT A.

        "AUTHORITIES" means the various governmental and quasi-governmental bodies or agencies having jurisdiction over the Properties, or any applicable portion thereof.



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        "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close.

        "CERTIFICATE AS TO FOREIGN STATUS" has the meaning ascribed to such term in Section 10.3(g).

        "CLOSING" means the consummation of the purchase and sale of the Membership Interests contemplated by this Agreement, as provided for in Article X.

        "CLOSING DATE" means December 28, 1999.

        "CLOSING STATEMENT" has the meaning ascribed to such term in Section 10.4(a).

        "CLOSING SURVIVING OBLIGATIONS" means the rights, liabilities and obligations set forth in Article VIII and 10.4, Articles XII and XVI, and Sections 18.2, 18.5, 18.7, 18.9, 18.11 and 18.12, and any other provisions which pursuant to their terms survive the Closing hereunder.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COMPANIES" means Mack-Cali Campus Realty L.L.C., a New Jersey limited liability company, and Mack-Cali Morris Realty L.L.C., a New Jersey limited liability company.

        "DOCUMENTS" has the meaning ascribed to such term in Section 8.1(z).

        "EFFECTIVE DATE" means the date first written above.

        "ENVIRONMENTAL LAWS" means each and every federal, state, county and municipal statute, ordinance, rule, regulation, code, order, requirement, directive, binding written interpretation and binding written policy pertaining to Hazardous Substances issued by any Authorities and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Properties, or any portion thereof, the use, ownership, occupancy or operation of the Properties, or any portion thereof, or the Companies, and as same have been amended, modified or supplemented from time to time prior to the Effective Date, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. SECTIONS 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. SECTIONS 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. SECTIONS 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, the Water Pollution Control Act (33 U.S.C. SECTIONS 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. SECTIONS 300f et seq.), the Clean Water Act (33 U.S.C. SECTIONS 1321 et seq.), the Clean Air Act (42 U.S.C. SECTIONS 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. SECTIONS 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. SECTIONS 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. SECTIONS 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. SECTIONS 7401 note, et seq.), the National Environmental Policy Act (42 U.S.C. SECTIONS 4321 et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. SECTIONS 9601 et seq.), the Occupational Safety and Health Act (29 U.S.C. SECTIONS 651 et seq.), the New Jersey Environmental Rights Act (N.J.S.A. 2A:35A-1 et seq.),

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the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et
seq.), the New Jersey Air Pollution Control Act (N.J.S.A. 26:2C-1 et seq.), the Hazardous Substances Discharge: Reports and Notices Act (N.J.S.A. 13:1K-15 et seq.), the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.), the New Jersey Underground Storage of Hazardous Substances Act (N.J.S.A. 58:10A-21 et seq.) (collectively, the "ENVIRONMENTAL STATUTES"), and any and all rules and regulations which have become effective prior to the Effective Date under any and all of the Environmental Statutes.

        "FINANCIAL INFORMATION has the meaning ascribed to such term in Section 8.1(z).

        "GOVERNMENTAL REGULATIONS" means all statutes, ordinances (including without limitation, zoning ordinances), rules and regulations of the Authorities applicable to Seller or the Companies or the use or operation of the Properties or any portion thereof.

        "HAZARDOUS SUBSTANCES" means (a) asbestos, radon gas and urea formaldehyde foam insulation, (b) any solid, liquid, gaseous or thermal contaminant, including smoke vapor, soot, fumes, acids, alkalis, chemicals, petroleum products or byproducts, PCBs, phosphates, lead or other heavy metals and chlorine, (c) any solid or liquid waste (including, without limitation, hazardous waste), hazardous air pollutant, hazardous substance, hazardous chemical substance and mixture, toxic substance, pollutant, pollution, regulated substance and contaminant, as such terms are defined in any of the Environmental Statutes as such Environmental Statutes have been amended and/or supplemented from time to time prior to the date of this Agreement, and any and all rules and regulations promulgated under any of the above, and (d) any other chemical, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Statutes.

        "IMPROVEMENTS" means all buildings, structures, fixtures, parking areas and other improvements located on the Real Properties.

        "KNOWLEDGE," "TO ITS KNOWLEDGE," "TO THE BEST OF ITS KNOWLEDGE," "KNOWN TO IT" means the current actual knowledge of any employee or officer of the party hereto to which the term applies or of the Companies who have actively and directly participated in the negotiation and closing of the matters described herein or who have actively and directly participated in the management or operation of the Real Properties and who devoted substantive attention

        "LEASE SCHEDULES" has the meaning ascribed to such term in Section
8.1(z).

        "LEASES" means all of the leases and other agreements with Tenants with respect to the use and occupancy of the Real Properties, together with all renewals and modifications thereof, if any, and any new leases entered into after the Effective Date and prior to the Closing.

        "LICENSES AND PERMITS" means, collectively, all of the Companies' right, title and interest, to the extent assignable, in and to licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by the Authorities in connection with the Properties, together with all renewals and modifications

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thereof.

        "MANAGEMENT AGREEMENT" means, collectively, that certain Leasing and Management Agreement (in form and substance satisfactory to both Seller and SLAB) dated as of the date hereof between each of the Companies and an Affiliate of Seller for the management of the Properties.

        "MEMBERSHIP INTERESTS" means 100% of the membership interests owned by Seller with respect to the Companies.

        "PERSON" means any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

        "PERSONAL PROPERTY" means all of the Companies' right, title and interest in and to all equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the Improvements and situated at the Properties at the time of Closing.

        "PHASE I UPDATE" means an updated Phase I environmental report for the benefit of the Companies from the environmental consultants who prepared the existing Phase I environmental report on the Properties.

        "PROPERTIES" means the Real Properties, the Improvements and the Personal Property.

        "PURCHASE PRICE" has the meaning ascribed to such term in Section 3.1.

        "PURCHASER" means Parsippany Office Associates L.L.C., a New Jersey limited liability company.

        "REAL PROPERTIES" means those certain real properties located at 2 Hilton Court, 7 Campus Drive, 8 Campus Drive, 5 Sylvan Way, 7 Sylvan Way and 2 Dryden Way, all in Parsippany, New Jersey and certain leasehold interests related thereto, all as more particularly described on the legal description attached hereto and made a part hereof as EXHIBIT B, together with all of the Companies' right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to the Companies' right, title and interest in and to the adjacent streets, alleys and right-of-ways, and any easement rights, air rights, subsurface development rights and water rights.

        "RENTALS" has the meaning ascribed to such term in Section 10.4(b).

        "SERVICE CONTRACTS" means all of the Companies' right, title and interest, to the extent assignable, in and to all service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds, open purchase orders and other contracts for the provision of labor, services, materials or supplies relating solely to the Properties, as listed and



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described on EXHIBIT C attached hereto, together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, all to the extent they survive the Closing.

        "SECURITY DEPOSITS" means all security deposits paid to the Companies, as landlord (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the Tenant), and not previously applied to Rental or other charges.

        "SELLER" means Mack-Cali Realty, L.P., a Delaware limited partnership.

        "SLAB" means SLAB Investments Holding, Inc., a Delaware corporation, a member of the Purchaser.

        "TENANTS" means the tenants or users who are parties to the Leases.

        "TITLE ENDORSEMENTS" means the endorsements to the Title Policies described in Section 10.3(d).

        "TITLE POLICIES" means those certain owner's title policies in respect of the Real Properties listed on EXHIBIT G attached thereto.

               SECTION 1.2 REFERENCES: EXHIBITS AND SCHEDULES. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words "herein," "hereof," "hereinafter" and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.


                                   ARTICLE II
                         AGREEMENT OF PURCHASE AND SALE

               SECTION 2.1 AGREEMENT. Seller hereby agrees to sell, convey, transfer and assign to Purchaser, and Purchaser hereby agrees to purchase, acquire, assume and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of the Membership Interests.

               SECTION 2.2 INDIVISIBLE ECONOMIC PACKAGE. Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Membership Interests, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Membership Interests, subject to and in accordance with the terms and conditions hereof.



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                                   ARTICLE III
                                 PURCHASE PRICE

               SECTION 3.1 PURCHASE PRICE. The purchase price for the Membership Interests (the "PURCHASE PRICE") shall be One Hundred Fifty Two Million and/100 Dollars ($152,000,000) in lawful currency of the United States of America, payable as provided in Section 3.2.

               SECTION 3.2 METHOD OF PAYMENT OF PURCHASE PRICE. On or before 11:00 a.m. Eastern time on the Closing Date, Purchaser shall pay to Seller the Purchase Price, as adjusted pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to the account of Seller.


                                   ARTICLE IV
                            [INTENTIONALLY OMITTED.]


                                    ARTICLE V
                            [INTENTIONALLY OMITTED.]


                                   ARTICLE VI
                            [INTENTIONALLY OMITTED.]


                                   ARTICLE VII
                            [INTENTIONALLY OMITTED.]


                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

               SECTION 8.1 SELLER'S REPRESENTATIONS AND WARRANTIES. The following constitute the sole representations and warranties of Seller, which representations and warranties shall be true as of the Effective Date and as of the Closing Date. Seller represents and warrants to Purchaser the following:

               (a) STATUS. Seller is a limited partnership, duly organized and validly existing under the laws of the State of Delaware with all requisite power and authority to carry on the business in which it is engaged and to own the properties it owns. Mack-Cali Campus Realty L.L.C. is a limited liability company, duly organized and validly existing under the laws of the State of New Jersey with all


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requisite power and authority to carry on the business in which it is engaged and to own the properties it owns. Mack-Cali Morris Realty L.L.C. is a limited liability company, duly organized and validly existing under the laws of the State of New Jersey with all requisite power and authority to carry on the business in which it is engaged and to own the properties it owns. Each of the Companies and Seller is not in violation or breach of its organizational documents including, without limitation, its Certificate of Formation or LLC Agreement. Each of Seller and the Companies is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of their business makes such qualification necessary and has the requisite power and authority to conduct its business as now being conducted and to own, lease and sell all of the Properties. Companies possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits adequate for the conduct of their businesses substantially as now conducted. Companies do not have any direct or indirect subsidiaries or any equity interests in any other entity. Each of Seller and the Companies are not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. No election is in effect whereby the Seller or the Companies are treated as a corporation for tax purposes. Neither of the Companies owns, nor have they ever owned, any asset or property other than the Real Properties (and 1 Sylvan Way, Parsippany, New Jersey, in the case of Mack-Cali Morris Realty LLC which that Company no longer owns or has any rights or obligations in respect of) and incidental personal property necessary for the ownership and operation of the Real Properties. The Companies do not now engage in, nor have they ever engaged in, any business other than that permitted by their respective LLC operating agreements. The Companies have no obligations, liabilities or commitments other than those related to the Real Properties and disclosed to Purchasers. The Companies have not entered into any contract or agreement with any member, manager, general partner, principal or affiliate of Seller or any affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's length basis with third parties other than an affiliate. The Companies have not incurred any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than trade payables or accrued expenses incurred in the ordinary course of business of operating the Real Properties. The Companies have not made any loans or advances to any third party (including any member, manager, general partner, principal or affiliate of Seller, or any guarantor). The Companies have done or caused to be done all things necessary to preserve their existence and limited liability company formalities.

               (b) AUTHORITY. This Agreement has been duly executed and delivered by Seller and the execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been or will, on or prior to the Closing, be duly authorized by all necessary action on the part of Seller and the Companies, and no other procedures on the part of Seller or either of the Companies are necessary in order to permit them to consummate the transactions contemplated hereby, and this Agreement constitutes the legal, valid and binding obligation of Seller. Neither Seller nor the Companies is required to obtain the consent or any other authorization of a person or entity in connection with execution and delivery of this Agreement and performance of its obligations under this Agreement.

               (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Seller and the consummation by Seller or either of the Companies of the transactions contemplated hereby will not (i) violate any judgment, order, statute, writ, injunction, decree, regulation or ruling of any court or Authority or arbitrator or conflict with, result in a breach of,


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or constitute a default under the organizational documents of Seller or the
Companies, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other agreement or instrument to which Seller or either of the Companies is a party or by which they are bound; (ii) result in the creation of any lien, charge, claim or encumbrance upon the Properties by virtue of any of those items set forth in (i) above; or (iii) require any order, authorization or consent of any Authority or other person or entity which has not been obtained.

               (d) OWNERSHIP OF MEMBERSHIP INTERESTS. The Membership Interest in each of the Companies is duly authorized, validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Seller is the owner of record and beneficially of the Membership Interests, free and clear of all mortgages, pledges, encumbrances, security interests, charges, agreements or claims of any kind (collectively, "Liens"). There are no authorized or outstanding options, warrants, calls, subscriptions or rights, commitments or other agreements of any kind to purchase any membership interest or capital stock of the Companies or to cause the Companies to issue any membership interest or shares of capital stock or securities convertible into or exchangeable or exercisable for any membership interest or capital stock of any Company. There are no agreements or understandings to which either of the Companies is a party or by which it is bound with respect to the voting, sale or transfer of its Membership Interest, other than the limited liability company agreements. Upon delivery of the Membership Interests against payment thereof in accordance with this Agreement, Purchaser will acquire good and marketable title to the Membership Interests, free and clear of any and all Liens. No Person, other than Purchaser, has any right to acquire any of the Membership Interests. The Membership Interests constitute all of the membership interests in each of the Companies.

               (e) FINANCIAL INFORMATION; LIABILITIES AND OBLIGATIONS. There are no material inaccuracies or omissions in the Financial Information. Except for those incurred in the ordinary course of business since the date of the Financial Information, the Financial Information reflects all liabilities of each of the Companies, accrued, contingent or otherwise, arising out of transactions effected or events occurring on or prior to the Effective Date of this Agreement. As of the Closing, each of the Companies will not be liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation, dividend or distribution of any other Person, and there is no basis for the assertion of any other claims or liabilities of any nature or in any amount against the Companies.

               (f) ORGANIZATIONAL DOCUMENTS AND RECORDS OF COMPANIES. The copies of the operating agreement, other organizational documents and the minute books of the Companies which have been or are delivered to Purchaser hereunder are true, correct and complete copies thereof.

               (g) TAXES. Each of the Companies has duly and timely filed all income, excise, corporate, franchise, property, sales, payroll, withholding and other tax returns and reports required to be filed by it as of the date hereof and has paid or established adequate reserves for all taxes (including penalties and interest) which have or may become due pursuant to such returns and any assessments which have been received by it or otherwise. Except as disclosed in the Financial Information, no tax audit of the Companies is pending or threatened, and the results of any completed audits are properly reflected in the Financial Information. Neither of the Companies has granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted. No transfer taxes are or shall be due as a result of transfer of the Membership Interests or the transactions contemplated hereunder or related hereto.

               (h) SUITS AND PROCEEDINGS. Except as listed in EXHIBIT D, there are no:

                       (i) legal actions, claims, charges, complaints,
               petitions, suits or similar proceedings or unsatisfied orders pending and served, or threatened against the Companies, the Seller or the Properties which if adversely determined, might adversely affect the value of the Companies or the Properties, the continued ownership, occupancy, or operations thereof, or Seller's ability to consummate the transactions contemplated hereby;

                       (ii) pending or threatened grievances or arbitration
               proceedings or unsatisfied arbitration awards, or judicial proceedings or orders respecting awards, relating to any of the Properties or their ownership, operation or occupancy;

                       (iii) pending or threatened unfair labor practice orders
               or judicial proceedings or orders with respect thereto relating to any of the Properties or their ownership, operation or occupancy; or

                       (iv) any other action, proceeding or investigation
               pending or threatened against or involving Seller or either of the Companies or any of the Properties that might adversely affect the ownership, operation or occupancy of any of the Properties or such person so acquiring ownership, operation or occupancy.

To the best knowledge of Seller and the Companies, there are no facts which, if known by a potential claimant or Authority, would give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to Seller, would have a material adverse effect on the ownership or operation of the Properties, the financial condition or prospects of the Properties or the consummation of the transactions contemplated by this Agreement. For the purpose of this Section 8.1(a) any of the terms set forth in subsections (i) through
(iv) above which are adequately insured against shall not be considered subject to disclosure hereunder.

               (i) NON-FOREIGN ENTITY. Seller is not a "foreign person" or "foreign corporation" as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

               (j) TENANTS. As of the Closing, the only tenants of the Properties are the Tenants set forth in the Lease Schedules. The information set forth on each of the Lease Schedules are accurate and complete as of the date thereon. The Lease Schedules, attached hereto as EXHIBIT E, accurately and completely set forth in all material respects for each Lease, the following: the name of the Tenant, the lease expiration date, extension and renewal provisions, the base rent payable and the security deposits held thereunder. Seller and the Companies are in compliance with all legal requirements relating to such security deposits. The Documents made available to Purchaser pursuant to Section 8.1(z) hereof include true, correct and complete copies of all of the Leases. The Leases are in full force and effect. Except as shown on the Lease Schedules, neither the Companies nor the Tenants are in default of any monetary or, to the best of Sellers' and the Companies' knowledge, non-monetary obligations under the Leases. No event or omission has occurred which but for the passing of time or giving of notice or both would be a monetary or non-monetary default, on the part of either landlord or tenant under any Lease, and there is no outstanding defense, counterclaim or offset against the payment of any rent or other amount payable thereunder or against the performance of any obligation thereunder. Neither Seller nor the Companies have received notice or has knowledge of any pending or threatened rent strikes, tenant organizations, tenant unions or tenant interpleader actions. All work and materials, if any, required to be performed or furnished, as applicable, prior to the date hereof by landlord under each of the Leases has been performed and furnished in accordance with the terms of such Leases and fully paid for. All tenant allowances and concessions (including all rent-free periods) will be paid for and furnished, as applicable, by Seller by Closing to the extent required by agreement or otherwise so to be paid for and furnished, as applicable, by Closing. No commission, compensation or other amount is now or hereafter shall become payable to any broker or other agent under any written or oral agreement or understanding with any broker or other agent in connection with any Leases or renewals thereof, or any other options thereunder. Each such Lease is a bona fide Lease with a Tenant totally unrelated to and independent of Seller, the Companies or their Affiliates. To the best knowledge of Seller and the Companies, there are no circumstances or events affecting the financial condition of any Tenant or otherwise which might prevent or seriously hinder such Tenant from fulfilling its obligations under its Lease. Seller and the Companies have no knowledge of any intention or indication of intention by any Tenant to terminate its Lease or to limit or alter its Lease in any material respect. No Tenant under a Lease has paid rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised. Each Lease constitutes the legal , valid and binding obligation of the Company constituting the lessor thereof and is enforceable against the tenant thereof. Each tenant under the Lease has entered into occupancy of the demised premises. Except as disclosed to Purchaser in writing, there are no management fees payable by any Company with respect to the management of the Real Properties. Each Tenant has accepted and is occupying the entire demised premises. No rent has agreed to be paid more than one month in advance. Rent has been paid in respect of each Lease through to the date shown on the Lease Schedules attached. No Tenant has advanced any funds for or on behalf of Landlord for which it has a right to deduct or offset from rent. All amendments, supplements and modifications to the Leases are listed on the Lease Schedule. No Tenant has a purchase option or right of first refusal on the Real Properties or any part thereof or has any right to additional space.

               (k) SERVICE CONTRACTS. The Service Contracts are legal, valid and in full force and effect. None of the parties thereto are in default under any Service Contract. The Documents made available to Purchaser pursuant to Section
5.2 hereof include true, correct and complete copies of all Service Contracts under which the Companies are currently paying for services rendered in connection with the Properties. Other than the Leases, the Service Contracts and the

Management Agreement, the Companies, as of the Closing, will not be a party to any other agreements, contracts or commitments.

               (l) COMPLIANCE WITH LAWS. Neither Seller nor any of the Companies has received any written notice of any violations of Governmental Regulations with respect to the Companies or the Properties. Neither the Companies nor the Properties are in material violation of any Governmental Regulations and, to the knowledge of Seller and the Companies, neither the Companies nor the Properties are in any other violation of Governmental Regulations. The Real Properties and Improvements do not require any rights over, or restrictions against, other property in order to comply with any Governmental Regulations.

               (m) ZONING. The Improvements and the continuation of the present location, use, occupancy, operation, maintenance, repair and replacement of the Real Properties or any part thereof, including the present location, use, occupancy, operation, maintenance, repair and replacement by the Tenants, comply in full with all zoning requirements and do not depend on or require to any extent any further ordinance, variance, special exception or other special governmental approval for their continuing legality. Without limiting the foregoing, such Improvements and such location, use, occupancy, operation, maintenance, repair and replacement are not nonconforming uses in respect of zoning and other governmental requirements. There is no violation of any recorded restriction, condition or agreement affecting any of the Real Properties or, to the best knowledge of Seller and the Companies, of any other restriction, condition or agreement affecting any of the Real Properties; and neither Seller nor either Company has received notice of, and to the best knowledge of Seller and the Companies, there does not exist any violation of, and continuation of the present locations, uses, occupancies and operations will not result in a violation of, any building, health, safety, disability, environmental, pollution control, fire or similar law, ordinance, order, directive or regulation respecting the Real Properties or any part thereof. To the best knowledge of Seller and the Companies, all Improvements (including all roads, parking areas, curbs, curb cuts, sidewalks and sewers and other utilities) in, on or about the Real Properties have been completed and installed in accordance with the drawings, plans and specifications approved by the governmental authorities having jurisdiction or as otherwise required by such governmental authorities. To the best knowledge of Seller and the Companies, all impact and other similar fees and charges have been paid and no additional and/or new impact and other similar fees and charges are pending or contemplated.

               (n) ENVIRONMENTAL LAWS. To the best knowledge of Seller and the
Companies:

        1. the Real Properties are and at all times have been in compliance with all Environmental Laws:

        2. no notice, demand, claim or other communication has been given to or served on Seller or either of the Companies or on previous owners or tenants of the Real Properties from any entity, governmental body or individual claiming any violation of any of the Environmental Laws or demanding payment, contribution, indemnification, remedial action, removal action or any other action or inaction with respect to any actual or alleged environmental damage or injury to persons, property or natural resources, and no basis for any of the foregoing exists;

        3. no above-ground or underground storage tanks, vessels and related equipment and containers are or ever were located on the Real Properties;

        4. the soil, surface water and ground water of, under, on or around the Real Properties are free from any Hazardous Substance;

        5. the Real Properties have never been used for or in connection with the manufacture, refinement, treatment, storage, generation, transport or hauling of any Hazardous Substance in excess of levels permitted by applicable Environmental Laws or the disposal of any such material;

        6. no asbestos, asbestos-containing materials or presumed asbestos-containing materials have been installed, used, incorporated into or disposed of on the Real Properties;

        7. no PCBs are or ever have been located on, in, or used in connection with the Real Properties; and

        8. no investigation, administrative order, administrative order by consent, consent order, agreement, litigation or settlement is proposed or in existence or threatened or anticipated, with respect to or arising from the presence of any Hazardous Substance or the transport of Hazardous Substances with respect to the Real Properties.

               (o) CC&RS. The current use and occupancy of the Real Property and the Improvements are not in violation of any recorded or unrecorded covenants, conditions, restrictions, reservations, easements or agreements affecting the Real Property and the Improvements.

               (p) LICENSES AND PERMITS. The Companies possess all licenses, permits, certificates of occupancy, entitlements, approvals and other governmental authorizations to own, operate, occupy, use and lease the Properties. All certificates, permits, licenses, franchises, authorizations and approvals which are necessary to permit the lawful access, use, occupancy and operation of the Properties for their present and intended accesses, uses, occupancies and operations have been duly and validly obtained, are in full force and effect, and Seller and the Companies have no knowledge of any pending threat or contemplation of modification, cancellation or non-renewal of any such certificate, permit, license, franchise, authorization or approval.

               (q) TITLE. Each of the Companies is the sole owner of good insurable and marketable title to such Company's respective Real Properties and Improvements and Personal Property, free and clear of all liens, mortgages, deeds of trust and other encumbrances and title defects and claims, charges, obligations, liabilities or rights in favor of third parties except as otherwise provided in the Title Policies and the Title Endorsements and Purchaser shall receive such title at Closing. To the best knowledge of Seller and the Companies, all Personal Property is in good working order and condition. The Real Properties are free and clear of any mechanics; or materialsmen's liens or liens in the nature thereof, and no rights are outstanding that under law would give rise to any such liens, except those which are insured against by the Title Policies and the Title Endorsements. There are no outstanding options or rights of first offer or refusal to purchase all or any portion of the Real Properties, Companies' interests therein or ownership thereof.

               (r) HVAC ETC. All water, sewer, electric, heating, ventilating, air conditioning, drainage facilities, telephone and other utilities required for ownership, operation or occupancy of the Real Properties or required by applicable law or currently on, under or at the Real Property or the Improvements have been installed in accordance with applicable Governmental Regulations and are in good working order. To the best knowledge of Seller and the Companies. Said utilities either enter the Real Properties through adjoining public streets or if they pass through adjoining private land, do so in accordance with legal, valid and enforceable permanent public or private easements which will inure to the benefit of Purchaser, its successors and assigns.

               (s) BANKRUPTCY. Neither Seller nor any of the Companies has received any notice of attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws involving Seller and/or the Companies, or pending against Seller and/or the Companies, or threatened against Seller, the Companies or the Properties, or contemplated by Seller or the Companies.

               (t) CONDEMNATION. Neither Seller nor any of the Companies has received any notice of any pending condemnation action with respect to the Properties, or any part thereof (including any proceeding for widening, change of grade or limitation on use of streets abutting the Real Properties) and, to the best knowledge of Seller and the Companies, no such proceeding has been threatened or is contemplated by any Authority.

               (u) INSURANCE. Neither Seller nor any of the Companies has received, and neither Seller nor any of the Companies has any other knowledge or information of, any notice from any insurance company or board of fire underwriters requesting the performance of any work or alteration with respect to the Properties, or requiring an increase in the insurance rates applicable to the Properties. Every policy of insurance relating to any of the Real Properties has been disclosed to Purchaser in writing and is in full force and effect at Closing, indicating name of insurer, premium, and coverage.

               (v) CONDITION OF REAL PROPERTIES. To the best knowledge of Seller and the Companies, there has been no damage or loss to any of the Real Properties by any fire or other casualty, any act of God or any hazard prior to the date hereof; and there has been no material change (adverse or otherwise) in the physical condition of the Improvements since the date of Purchaser's inspection. No improvements on adjoining properties encroach on the Real Properties.

               (w) LATENT DEFECTS. To the best knowledge of Seller and the Companies, there are no latent defects in any of the Improvements, and the structural components, exteriors, electrical, gas, plumbing, water, sewer, air conditioning, heating, ventilating, exhaust, mechanical, security, disability, life/safety, communication, telephone, cable and other building systems, equipment and improvements are in good working order, condition and repair, the roofs, foundations, structures, doors and windows thereof are free from leaks and the Improvements are free from termite or other infestation. To the best knowledge of Seller and the Companies, there are no defects or inadequacies in the Real Properties or any part thereof which might adversely affect the insurability of the same or which might cause the imposition of extraordinary insurance premiums therefor or which might create a hazard or a material operating deficiency.

               (x) TENANT PROPERTY. To the best knowledge of seller and the Companies, no equipment, fixture or article of personal property owned by Tenants and removable by them is material to the ownership, operation or occupancy of any of the Real Properties.

               (y) REAL ESTATE TAXES. Complete and accurate copies of the most recent real estate and personal property tax bills covering the Properties have been provided by Seller to Purchaser. Neither Seller nor either of the Companies has received any notice, or has any knowledge of any increase in any of the factors comprising such tax bills or any other matters which might increase such taxes above such amount for any subsequent year. Neither Seller nor either of the Companies has received any assessment or other notice with respect to any governmental improvements prior to the date hereof for which the Real Properties can be assessed; and no such governmental improvements are threatened, contemplated, proposed or planned or in progress. To the best knowledge of Seller and the Companies, neither of the Companies has received any notice of any pending, threatened or contemplated assessments. The Real Properties and Improvements constitute separate tax parcels for purposes of ad valorem taxation.

               (z) DOCUMENT REVIEW. Seller heretofore has provided to Purchaser for inspection true, accurate and complete copies of all of the following (collectively, the "DOCUMENTS") with respect to the Properties or the Companies: all existing environmental, engineering or consulting reports and studies of the Real Properties (including without limitation, the Phase I Update), real estate tax bills, together with assessments (special or otherwise), ad valorem and personal property tax bills, covering the period of the Companies' ownership of the Properties; the most current lease schedules (the "LEASE SCHEDULES"); current operating statements; the Leases, lease files, Service Contracts, and Licenses and Permits; the Title Policies and the existing surveys; the organizational documents, such as the operating agreement and amendments thereto, the minutes and other similar documents of the Companies; and the most current financial statements and balance sheets of the Companies (the "FINANCIAL INFORMATION").

               (aa) COPIES AND SCHEDULES. Copies of all the documents listed on Schedules and Exhibits attached hereto have been delivered to Purchaser. The copies of all documents delivered by Seller to Purchaser pursuant to the terms of this Agreement are complete and accurate. The information contained in attached Schedules is complete and accurate. The representations and warranties of Seller contained in this Agreement do not omit to state any material fact necessary in order to make such representations and warranties not misleading.

               (bb) ISRA COMPLIANCE. The transactions contemplated by this Agreement and the Real Properties are not subject to the requirements of the Industrial Site Recovery Act of New Jersey.

               (cc) SINGLE-MEMBER LLC. Each of the Companies has been properly treated as a disregarded entity for income tax purposes.

               (dd) 3 SYLVAN WAY. With respect to 3 Sylvan Way, no tenants has rights to lease or acquire the Real Property known as 5 Sylvan Way.

               (ee) COOPERS & LYBRAND. With respect to 5 Sylvan Way, the former tenant, Coopers & Lybrand and its successors in title and assigns have no rights of lease, renewal, extension or any others rights relating to the Real Property known as 5 Sylvan Way.

               (ff) ERISA. (i) the Companies are not "employee benefit plans" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Secton 3(3) of ERISA; (ii) the Companies are not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true with respect to each of the Companies:

                       (i) Equity interests in the Company are publicly offered
               securities, within the meaning of 29 C.F.R. SECTIONS 2510.3-101(b)(2);

                       (ii) Less than twenty-five percent (25%) of each
               outstanding class of equity interests in the Company are held by "benefit plan investors" within the meaning of 29 C.F.R. SECTIONS 2510.3-101(f)(2); or

                       (iii) The Company qualifies as an "operating company" or
               a "real estate operating company" within the meaning of 29 C.F.R. SECTIONS 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

               SECTION 8.2 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

               (a) STATUS. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of New Jersey.

               (b) AUTHORITY. The execution and delivery of this Agreement and the performance of Purchaser's obligations hereunder have been duly authorized by all necessary action on the part of Purchaser and this Agreement constitutes the legal, valid and binding obligation of Purchaser.

               (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.

               (d) CONSENTS. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.

               SECTION 8.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Seller set forth in Section 8.1 will survive the Closing. The Closing Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Assignment and other Closing documents delivered at the Closing.

               SECTION 8.4 INDEMNITY.

               (a) Seller shall indemnify and hold harmless Purchaser and each member of Purchaser individually, and its directors, officers, shareholders, employees, successors, affiliates, trustees, partners, or principals from and against, any actual damages, loss, cost, liability, damage, expense (including reasonable attorneys' and other professionals' fees and disbursements), penalty or fine incurred, but shall exclude any consequential, speculative, punitive or special damages of Purchaser itself or its affiliates, in connection with or arising from any breach of representation or warranty made in Section 8.1 above. For the purposes of determining whether a breach of any representation or warranty made in Section 8.1 above has occurred and of measuring damages arising out of breaches of representations and warranties in this Agreement, any qualifications relating to the 'knowledge' of the Seller and/or the Companies contained in such representations and warranties shall be ignored.

               (b) Seller shall indemnify and hold harmless Purchaser and each member of Purchaser individually, and its directors, officers, shareholders, employees, successors, affiliates, trustees, partners, or principals from and against, any actual loss, cost, liability, damage, expense (including reasonable attorneys' and other professionals' fees and disbursements), penalty or fine incurred, but shall exclude any consequential, speculative, punitive or special damages of Purchaser itself or its affiliates, in connection with or arising from any claim relating to the Companies and the Real Properties attributable to the period prior to the Closing.

               (c) In the event that during the ownership of the Real Properties by the Companies and of the Membership Interests by Purchaser, neither Standard & Poor nor Moody's is rating Seller as investment grade and the book value, determined in accordance with Generally Accepted Accounting Principles of Seller (excluding goodwill and adding back all accumulated depreciation and amortization) falls below $1,500,000,000, within thirty (30) days thereof, Seller shall, at Seller's sole expense, provide to Purchaser:

                       (i) updated Phase I environmental reports for all of the
               Real Properties reasonably satisfactory to Purchaser prepared by the environmental consultant who prepared the most recent such reports submitted by Seller to Purchaser prior to Closing; and

                       (ii) title policies in favor of Purchaser reasonably
               satisfactory to Purchaser in the amount of at least $86,000,000 (but in no event less than an amount which would prevent Purchaser from being a co-insurer) in the aggregate for all of the Real Properties issued by the title company which issued the most recent title policies in favor of Seller or other title companies reasonably acceptable to Purchaser.

               (d) If the Seller for any reason fails to comply with subparagraphs (c)(i) and (ii) above within the above-mentioned thirty (30) day period, within ten (10) business days from the date of expiration of such period, Seller shall at the cost of Seller deliver at Seller's sole expense to Purchaser an irrevocable standby letter of credit in the amount of $86,000,000 to secure Seller's obligations under this Section 8.4. in a form reasonably acceptable to Purchaser, renewable annually for a period of no less than three
(3) years, and issued by a bank selected by Seller which is rated AA by all agencies which have jurisdiction to rate the bank, or otherwise reasonably acceptable to Purchaser. If the selected bank is downgraded below AA after issuance of the letter of credit, a replacement letter of credit on all of the same terms set forth herein must be obtained from a AA rated bank as soon as reasonably possible. If the above-mentioned letter of credit is for any reason not renewed during the term thereof within 30 days prior to any annual expiration, the Purchaser shall be able to draw against the letter of credit prior to its expiration in accordance with its terms.

               (e) In the event that all of the Real Properties are sold by the Companies or that all of the Membership Interests are sold by Purchaser, on or prior to the closing of the sale of the Real Properties or the Membership Interests, Seller shall deliver to Purchaser at Seller's sole expense an updated Phase I environmental report for all of the Real Properties prepared by the environmental consultant who prepared the most recent such report submitted by Seller to Purchaser or such other environmental consultants reasonably acceptable to Purchaser which are dated on or about the time Seller purchased such Real Properties.

                       (i) If the above-mentioned updated Phase I environmental
               reports for all of the Real Properties show no adverse change from the most recent such reports submitted to and approved by Seller prior to Closing, Seller shall have no further obligations under this Section 8.4(c).

                       (ii) If the above-mentioned updated Phase I environmental
               reports for
               any of the Real Properties show any adverse change from the most recent such reports submitted to and approved by Seller prior to Closing and Seller's investment rating falls or Seller is not rated as set forth in subsection (c) above, within ten (10) business days from the date of delivery of such reports by Seller to Purchaser, Seller shall arrange at Seller's sole expense an indemnity, in form and substance reasonably approved by Purchaser by a person or entity with a book value determined in accordance with GAAP (excluding goodwill and adding back accumulated depreciation and amortization) of $100,000,000, as verified by Purchaser to its reasonable satisfaction.

               This Section 8.4 shall survive the Closing.

                                   ARTICLE IX
                         CONDITIONS PRECEDENT TO CLOSING

               SECTION 9.1 CONDITIONS PRECEDENT TO OBLIGATION OF PURCHASER. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment at or prior to the Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

               (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.3.

               (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

               (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.

               SECTION 9.2 CONDITIONS PRECEDENT TO OBLIGATION TO SELLER. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in it sole discretion:

               (a) Seller shall have received the Purchase Price as adjusted pursuant to, and payable in the manner provided for, in this Agreement.

               (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.2.

               (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not materially adverse to Seller).

               (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date.

               (e) The Companies and an Affiliate of Seller shall have entered into the Management Agreement to become effective as of the Closing.


                                    ARTICLE X
                                     CLOSING

               SECTION 10.1 CLOSING. The consummation of the transaction contemplated by this Agreement by delivery of documents and payments of money shall take place on the Closing Date at the office of Weil, Gotshal & Manges, 767 Fifth Avenue (GM Building), New York, New York, or such other place as the parties agree. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended. The acceptance of the Assignment by Purchaser shall be deemed to be full performance and discharge of each and every agreement and obligation on the part of the Seller to be performed hereunder unless otherwise specifically provided herein.

               SECTION 10.2 PURCHASER'S CLOSING OBLIGATIONS. At the Closing, Purchaser will deliver the following items to Seller as provided herein:

               (a) The Purchase Price, after all adjustments are made as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.2;

               (b) A counterpart original of the Assignment, duly executed by Purchaser;

               (c) An original ratification of the Companies' execution and delivery of the Management Agreement, duly executed by the Purchaser as the new sole member of the Companies; and

               (d) Evidence reasonably satisfactory to Seller that the person executing the Assignment and the other Closing documents on behalf of Purchaser has full right, power and authority to do so.

               SECTION 10.3 SELLER'S CLOSING OBLIGATIONS. At the Closing, Seller will deliver to Purchaser the following documents:

               (a) A counterpart original of the Assignment, duly executed by Seller, assigning and transferring to the Purchaser the Membership Interests;

               (b) The original Management Agreements, duly executed by the Companies and an Affiliate of Seller which will be the manager thereunder;

               (c)     The Phase I Update;

               (d) Title endorsements commonly referred to as the Fairway Endorsement and the Non-imputation Endorsement (the "TITLE ENDORSEMENTS") to the Title Policy in a form satisfactory to Purchaser;

               (e) Evidence reasonably satisfactory to Purchaser that the person executing the documents delivered by Seller or its Affiliates pursuant to this
Section 10.3 has full right, power, and authority to do so;

               (f) A certificate in the form attached hereto as EXHIBIT F ("CERTIFICATE AS TO FOREIGN STATUS") certifying that Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, as well as any form or other document required under applicable laws to be executed by Seller in connection with any transfer tax applicable to the transaction contemplated by this Agreement;

               (g) All original Leases, to the extent in Seller's or the Companies' possession, and all original Licenses and Permits and Service Contracts in Seller's or the Companies' control bearing on the Properties (to be delivered to the property manager under the Management Agreement);

               (h) A certificate, dated as of the date of Closing, stating that the representations and warranties of Seller contained in Section 8.1 are true and correct in all material respects as of the Closing Date or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. If, despite changes or other matters described in such certificate, the Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

               (i) The Lease Schedules, updated to show any changes and dated as of no more than five (5) Business Days prior to the Closing Date; and

               (j) UCC Search in respect of Seller regarding assignment of membership interests at Secretary of State's office

               (k) UCC Searches for fixtures and Personal Property in respect of the Companies at state, in county of property location and executive office, if different, or county of residence if applicable

               (l)     Litigation searches for the Companies

               (m) Tax Lien searches for the Companies

               (n) Amendments of the operating agreements for the Companies to reflect changes in membership and, in the case of Mack-Cali Morris Realty L.L.C., removal of reference to 1 Sylvan Way, Parsippany, New Jersey.

               (o) FIRPTA requirements (Federal)

               (p) Original executed Asset Management Agreement

               (q) Approved Budgets for the Companies in form satisfactory to Purchaser

               (r) Certified Service Contracts List in form satisfactory to Purchaser

               (s) Certified Rent Roll in respect of the Real Properties in form satisfactory to Purchaser

               (t) Environmental reliance letter enabling Purchaser to rely on the Phase I Update in form satisfactory to Purchaser

               (u) Real estate tax bills and assessments and evidence of payment for last three years in form satisfactory to Purchaser

               (v) Legal opinion of Seller's counsel in form satisfactory to Purchaser relating to (i) due authority of the Seller; and enforceability of this Agreement and the Assignments for transfer of the Membership Interests contemplated hereby and related hereto;

               (w) Tax opinion in form satisfactory to Purchaser

               (x) Surveys of the Real Properties

               (y) The organizational documents in respect of Seller and the Companies listed on EXHIBIT H annexed hereto

               (z) Documents evidencing transfer of 1 Sylvan way, to a party other than Purchaser.

               (aa) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement.

               (bb) All certificates of occupancy in the possession of the Companies with respect to the Real Properties.

               SECTION 10.4   CLOSING STATEMENT; POST-CLOSING OBLIGATIONS.

               (a) CLOSING STATEMENT. Seller agrees that the Closing Statement will reflect the following fair and accurate adjustments (as of 11:59 p.m. on the day preceding the Closing Date):

                       (i) Seller will receive a credit in the amount of any
               cash on hand or in any bank, savings or other deposit accounts held in the name of or for the benefit of the Companies.

                       (ii) Seller will receive a credit for any prepaid amounts
               for periods after the Closing Date under any agreement or contracts (including insurance policies) to which the Companies are a party and which will survive the Closing.

                       (iii) Seller will receive a credit equal to the value of
               fuel stored at the Real Properties, at the Companies' most recent cost, including taxes, on the basis of a reading made within ten
               (10) days prior to the Closing by the Companies' supplier.

                       (iv) Purchaser will receive a credit in the amount of the
               Security Deposits and any prepaid Rents, together with interest required to be paid thereon.

                       (v) Purchaser will receive a credit in the amount of the
               utility charges payable by the Companies for periods prior to the Closing Date, including, without limitation, electricity, water charges and sewer charges, based on the most current information.

                       (vi) Purchaser will receive a credit equal to the amounts
               payable under the Service Contracts for services rendered prior to the Closing Date.

                       (vii) Purchaser will receive a credit for any other
               amounts payable under any other agreement or contracts (including insurance policies) relating to the Companies or the Property for periods prior to the Closing Date and for any other liability whatsoever of the Companies incurred or arising prior to the Closing Date.

                       (viii) Purchaser will receive a credit in the amount of
               the real estate taxes due and payable for periods prior to the Closing Date, based on the most current information.

Within fifteen (15) days following the Closing, Seller will deliver to Purchaser the Closing Statement. Any amounts shown by the Closing Statement to be due by any party to the other pursuant to this Section 10.4(a) will be paid within fifteen (15) days following execution of the Closing Statement by Purchaser and Seller. Section 10.4 (a) shall survive the Closing.

               (b) POST-CLOSING RECEIPT OF RENTAL. All Rentals received by the Companies or the Purchaser on or after the Closing Date shall first be applied by Purchaser for payment of Rentals owing in respect of periods commencing on or after the Closing Date then, to the extent any Rentals so received are remaining, the remainder shall be paid or turned over to Seller to the extent attributable to any period prior to the Closing Date. "RENTALS" as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant's proportionate share of building operation and maintenance costs and expenses as provided for under the Lease, to the extent the same exceeds any expense specified in such Lease), retroactive rentals, all administrative charges, utility charges, other common area maintenance charges, real and personal property taxes and assessments, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums, charges, fees or pass-through items payable by Tenants under the Leases or from other occupants or users of the Properties. The provisions of this Section 10.4(b) shall survive the Closing indefinitely.

               (c) COST OF DUE DILIGENCE ITEMS IN EVENT OF SALE. In the event that Purchaser sells or refinances the Membership Interests or the Companies sell or refinance any of the Real Properties to or with any party other than an affiliate of Seller, Seller shall bear at its sole expense, the cost of the following due diligence items if required to be provided by Purchaser or any of the Companies in connection with any such transaction: (i) engineering reports;
(ii) Phase I environmental reports; (iii) appraisal; (iv) title reports, searches and endorsements; (v) surveys; (vi) certificates of occupancy.


                                   ARTICLE XI
                            TERMINATION AND REMEDIES

               (a) PURCHASER'S TERMINATION. Provided that Purchaser is not then in material breach of this Agreement, this Agreement shall terminate, upon receipt by Seller of Purchaser's written notice of termination without further notice or action by Purchaser, if any condition to Closing contained in Section
10.2 has not been satisfied or waived by Seller in writing by the Closing Date;

               (b) SELLER'S TERMINATION. Provided that Seller is not then in material breach of this Agreement, this Agreement shall terminate, upon receipt by Purchaser of Seller's written notice of termination without further notice or action by Seller, if any condition to Closing contained in Section 10.3 has not been satisfied or waived by Purchaser in writing by the Closing Date;

               (c) PURCHASER'S REMEDIES. If Seller materially breaches this Agreement, Purchaser shall be entitled to pursue the remedy of specific performance and the return of any deposit (and any interest accrued thereon) from Seller and Seller shall be liable to Purchaser for such actual costs and expenses (which shall include, without limitation, reasonable attorneys' fees and costs) of enforcing the rights of Purchaser under this Agreement. This
Article XI(c) shall survive the Closing.

               (d) SELLER'S REMEDIES. If Purchaser breaches this Agreement, Seller shall be entitled to pursue all remedies permitted herein and by law, including, without any limitation, the remedy of specific performance and the retention of any deposit (and any interest accrued thereon) from Purchaser.

               (e) INDEMNIFICATION PROCEDURES.

                       (i) If Purchaser (the"Indemnitee") becomes aware of any
               matter for which it believes it is entitled to indemnification under Section 8.4, hereof that involves (i) any claim made against the Indemnitee or (ii) the commencement of any action, suit, investigation, arbitration, or similar proceeding against the Indemnitee, the Indemnitee will give Seller (the "Indemnifying Party") prompt written notice of such claim or commencement of such action, suit, investigation, arbitration, or similar proceeding. Such notice will (A) provide (with reasonable specificity) the basis on which indemnification is being asserted, (B) set forth the actual or estimated amount of damages for which indemnification is being asserted, if known, and (C) be accompanied by copies of all relevant pleadings, demands and other papers served on the Indemnitee.

                       (ii) The Indemnifying Party will have a period of 30-days
               after the delivery of each notice required by Section 11.2(a) hereof during which to respond to such notice. If the Indemnifying Party elects to defend the claim described in such notice or does not respond within such 30-day period, the Indemnifying Party will be obligated to compromise or defend (and will control the defense of) such claim, at is own expense and by counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnitee. The Indemnitee will cooperate fully with the Indemnifying Party and counsel for the Indemnifying Party in the defense against any such claim and the Indemnitee will have the right to participate at its own expense in the defense of any such claim. If the Indemnifying party responds within such 30-day period and elects not to defend such claim, the Indemnitee will be free to compromise or defend (and control the defense of) such claim and to pursue such remedies as may be available to the Indemnitee under applicable law.

                       (iii) Any compromise or settlement of any claim (whether
               defended by the Indemnitee or by Indemnifying Party) will require the prior written consent of the Indemnitee and the Indemnifying Party.

                       (iv) Any reasonable costs or expenses incurred and paid
               by the Indemnitee in connection with the exercise of any of its rights under this Section 10.4 or with respect to a matter for which it is indemnified under Section 8.4 of this Agreement shall be paid by the Indemnifying Party on demand and if the Indemnifying Party fails to pay such amounts demanded within five
               (5) days of demand, the amounts demanded will bear interest at the lower fifteen (15%) per annum or the maximum applicable lawful rate; PROVIDED, HOWEVER, that the Indemnifying Party's obligation to pay such costs, expenses and interest shall not apply for any period claimed in the event that Indemnifying Party obtains a final judgement or order that the Indemnitee is not entitled to indemnification or to payment of costs or expenses under the provisions of Section 8.4 or 10.4 of this Agreement.


                                   ARTICLE XII
                                 CONFIDENTIALITY

               SECTION 12.1 PRESS RELEASES. Before either of Seller or Purchaser discloses in writing to any third party any of the terms and conditions of this Agreement (or the transaction contemplated hereby), such party shall provide a copy of such writing to the other party for its review and comment (but not its approval). Either Seller or Purchaser may request a meeting to discuss any such writing. The provisions of this Section 12.1 will survive the Closing.


                                  ARTICLE XIII
                            [INTENTIONALLY OMITTED.]


                                   ARTICLE XIV
                            [INTENTIONALLY OMITTED.]


                                   ARTICLE XV
                                   ASSIGNMENT

               SECTION 15.1 ASSIGNMENT. No party shall have any right to assign this Agreement or any portion thereof.

                                   ARTICLE XVI
                                    BROKERAGE

               SECTION 16.1 BROKERS. Purchaser and Seller represent that they have not dealt with any brokers, finders or salesmen, in connection with this transaction, and agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, which either party may sustain, incur or be exposed to by reason of any claim for fees or commissions made through the other party. The provisions of this Article XVI will survive any Closing.


                                  ARTICLE XVII
                            [INTENTIONALLY OMITTED.]

                                  ARTICLE XVIII
                                  MISCELLANEOUS

               SECTION 18.1 WAIVERS. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.

               SECTION 18.2 RECOVERY OF CERTAIN FEES. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover certain fees from the other party including all reasonable attorneys' fees and costs resulting therefrom. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 18.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

               SECTION 18.3 CONSTRUCTION. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.

               SECTION 18.4 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.

               SECTION 18.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

               SECTION 18.6 ENTIRE AGREEMENT. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

               SECTION 18.7 GOVERNING LAW. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF THE STATE OF NEW JERSEY IS MANDATORY. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK.

               SECTION 18.8 NO RECORDING. The parties hereto agree that neither this Agreement nor any affidavit or memorandum concerning it will be recorded and any recording of this Agreement or any such affidavit or memorandum by Purchaser will be deemed a default by Purchaser hereunder.

               SECTION 18.9 FURTHER ACTIONS. The parties agree to execute such documents and instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

               SECTION 18.10 EXHIBITS. The following sets forth a list of Exhibits to the Agreement:

               Exhibit A -    Assignment
               Exhibit B -    Legal Description of Real Properties
               Exhibit C -    List of Service Contracts
               Exhibit D -    Suits and Proceedings
               Exhibit E -    Lease Schedules
               Exhibit F -    Certificate of Foreign Status
               Exhibit G -    List of Title Policies
               Exhibit H -    List of Organizational Documents

               SECTION 18.11 NO PARTNERSHIP. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Membership Interests to be conveyed as contemplated hereby.

               SECTION 18.12 LIMITATIONS ON BENEFITS, ETC. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser, the members of Purchaser individually, Seller and, to the extent applicable, the Companies and the manager under the Management Agreement, and their respective permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser, the members of Purchaser individually, Seller and, to the extent applicable, the Companies and said manager, or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (other than the members of Purchaser individually) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement as of the Effective Date.

SELLER:                      MACK-CALI REALTY, L.P.,
                             a Delaware limited partnership

                             By:    Mack-Cali Realty Corporation,
                                    a Delaware corporation,
                                    its general partner

                                    By:
                                        -----------------------------------
                                        Roger W. Thomas,
                                        Executive Vice President


PURCHASER:                   PARSIPPANY OFFICE ASSOCIATES L.L.C.
                             a New Jersey limited liability company

                             By:    Mack-Cali Realty, L.P.,
                                    a Delaware limited partnership,
                                    its member

                                    By:     Mack-Cali Realty Corporation,
                                            a Delaware corporation,
                                            its general partner

                                            By:
                                               ----------------------------
                                               Roger W. Thomas,
                                               Executive Vice President

                             By:    Slab Investments Holding, Inc.,
                                    a Delaware corporation
                                    its member

                                    By:
                                        -----------------------------------
                                        John Bricker
                                        Assistant Secretary

                               [END OF SIGNATURES]

00

                                    EXHIBIT H

                 ORGANIZATIONAL DOCUMENTS FOR DELIVERY BY SELLER
KEY

MC                     Mack-Cali Realty L.P.
LLC1                   Mack-Cali Campus Realty LLC
LLC2                   Mack-Cali Morris Realty LLC

1      For MC:
       a.      Partnership Agreement
       b.      Partnership Certificate
       c.      Certificate of Good Standing
       d.      Certificates of Good Standing for General Partner
       e.      Articles of Incorporation of General Partner (or other organizational documents, as applicable)
       f.      By-Laws of General Partner (or other organizational documents, as applicable)
       g.      Corporate Resolution and Incumbency Certificate of General Partner
       h.      Termination of Agreements

2      For LLC 1:
       a.      Articles of Organization
       b.      LLC Agreement
       c.      Certificates of Good Standing
       d.      Resignation from all offices of Company, including the board of managers, of MC dated the Closing Date

3      For LLC 2:
       a.      Articles of Organization
       b.      LLC Agreement
       c.      Certificates of Good Standing
       d.      Resignation from all offices of Company, including the board of managers, of MC dated the Closing Date